SCHEDULE K
                              DATED MARCH 9, 2017
                                       TO
                      THE ADVISORS' INNER CIRCLE FUND III
              AMENDED AND RESTATED RULE 18F-3 MULTIPLE CLASS PLAN
                            DATED FEBRUARY 12, 2014

                                   MFG FUNDS

            (each a Fund to which Magellan Asset Management Limited
                         serves as investment adviser)

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FUND                           INSTITUTIONAL          SERVICE          CLASS Y
                                  CLASS                CLASS           SHARES
                                 SHARES               SHARES
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MFG Low Carbon Global Fund          X                    X               X
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MFG Infrastructure Fund             X                    X               X
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                                                                     EXHIBIT K.1

                                   MFG FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                           Institutional Class Shares

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Institutional Class Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee or a shareholder service fee.

2.   ELIGIBILITY OF PURCHASERS

     Institutional Class Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Funds' prospectus(es).

3.   VOTING RIGHTS

     Each shareholder of Institutional Class Shares will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Shareholders of Institutional Class Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Class Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Institutional Class Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Institutional Class Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.   EXCHANGE RIGHTS

     Upon request, shareholders may exchange Institutional Class Shares of a Fund for Institutional Class Shares of another Fund, provided such shareholder meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds' prospectus(es).

5.   CONVERSION RIGHTS

     a.   Conversion at the Option of a Shareholder

     Shareholders of Institutional Class Shares of a Fund may convert such Institutional Class Shares into another Class of shares of the same Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the applicable Fund's prospectus(es).


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     b.   Conversion at the Option of a Fund

     In the event that a shareholder no longer meets the eligibility requirements for investment in Institutional Class Shares, a Fund may, in its discretion, elect to convert such shareholder's Institutional Class Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Institutional Class Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.   LIMITATION ON CONVERSION AND EXCHANGE RIGHTS

     Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.


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                                                                     EXHIBIT K.2

                                   MFG FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                              Service Class Shares

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Service Class Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee, but are subject to a shareholder service fee that is payable under a Shareholder Service Plan.

     Under the terms of the Shareholder Service Plan, each Fund is permitted to compensate, out of the Service Class Shares' assets, in an annual amount up to 0.15% of the average daily net assets of the Service Class Shares, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Funds on behalf of their customers who are Service Class Shares shareholders, as described in the Funds' prospectus(es) .

2.   ELIGIBILITY OF PURCHASERS

     Service Class Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Funds' prospectus(es).

3.   VOTING RIGHTS

     Each shareholder of Service Class Shares will have one vote for each full Service Class Share held and a fractional vote for each fractional Service Class Share held. Shareholders of Service Class Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Service Class Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Service Class Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Service Class Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.   EXCHANGE RIGHTS

     Upon request, shareholders may exchange Service Class Shares of a Fund for Service Class Shares of another Fund, provided such shareholder meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds' prospectus(es).

5.   CONVERSION RIGHTS

     a.   Conversion at the Option of a Shareholder

     Shareholders of Service Class Shares of the Funds may convert such Service Class Shares into another Class of shares of the same Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the applicable Fund's prospectus(es).

     b.   Conversion at the Option of a Fund

     In the event that a shareholder no longer meets the eligibility requirements for investment in Service Class Shares, a Fund may, in its discretion, elect to convert such shareholder's Service Class Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Service Class Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.   LIMITATION ON CONVERSION AND EXCHANGE RIGHTS

     Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.


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                                                                     EXHIBIT K.3

                                   MFG FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                                 Class Y Shares

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Class Y Shares are sold without a load or sales charge, but are subject to a Rule 12b-1 fee and a service fee that is payable under a Shareholder Service Plan.

     The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Rule 12b-1 Distribution Plan approved by the Board of Trustees at an annual rate of up to 0.25% of a Fund's average daily net assets attributable to Class Y Shares. The Distributor will use the Rule 12b-1 fees for expenses associated with the promotion and sale of the Funds' Class Y Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

     Under the terms of the Shareholder Service Plan, each Fund is permitted to compensate, out of the Class Y Shares' assets, in an annual amount up to 0.25% of the average daily net assets of the Class Y Shares, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Funds on behalf of their customers who are Class Y Shares shareholders, as described in the Funds' prospectus(es).

2.   ELIGIBILITY OF PURCHASERS

     Class Y Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Funds' prospectus(es).

3.   VOTING RIGHTS

     Each shareholder of Class Y Shares will have one vote for each full Class Y Share held and a fractional vote for each fractional Class Y Share held. Shareholders of Class Y Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class Y Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Class Y Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Class Y Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.   EXCHANGE RIGHTS

     Upon request, shareholders may exchange Class Y Shares of a Fund for Class Y Shares of another Fund, provided such shareholder meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds' prospectus(es).

5.   CONVERSION RIGHTS


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     a.   Conversion at the Option of a Shareholder

     Shareholders of Class Y Shares of the Funds may convert such Class Y Shares into another Class of shares of the same Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the applicable Fund's prospectus(es).

     b.   Conversion at the Option of a Fund

     In the event that a shareholder no longer meets the eligibility requirements for investment in Class Y Shares, a Fund may, in its discretion, elect to convert such shareholder's Class Y Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Class Y Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.   LIMITATION ON CONVERSION AND EXCHANGE RIGHTS

     Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.